Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE dated as of March 27, 2013 (this “Supplemental Indenture”), among NBCUniversal Media, LLC (f/k/a NBC Universal, Inc.), a Delaware limited liability company (the “Issuer”), Comcast Corporation, a Pennsylvania corporation (excluding its Subsidiaries, the “Parent”), Comcast Cable Holdings, LLC, a Delaware limited liability company, Comcast Cable Communications, LLC, a Delaware limited liability company, Comcast MO Group, Inc., a Delaware corporation, Comcast MO of Delaware, LLC, a Delaware limited liability company (in each case excluding their subsidiaries, collectively the “Cable Guarantors”, and along with Parent, the “Guarantors”), and The Bank of New York Mellon, as trustee (the “Trustee”).

WHEREAS, the Issuer is the issuer under the Indenture, dated as of April 30, 2010 (the “Original Indenture” and together with this Supplemental Indenture, the “Indenture”), pursuant to which the Issuer issued and the Trustee authenticated and delivered certain securities which are, as of the date hereof, outstanding (the “Outstanding Securities”) and pursuant to which the Issuer may issue securities in the future (the “New Securities,” and together with the Outstanding Securities, the “Securities”);

WHEREAS, each of the Cable Guarantors is a Wholly-Owned Subsidiary of Parent;

WHEREAS, the Issuer is the obligor with respect to the Securities;

WHEREAS, the Guarantors desire to irrevocably, fully and unconditionally guarantee, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture;

WHEREAS, the Issuer and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to make the guarantees provided herein the valid obligations of the Guarantors, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects;

WHEREAS, pursuant to Section 7.01(c) of the Indenture, the Issuer and the Trustee, may, without consent of the Holders, when so authorized by the Board of Directors of the Issuer, enter into a supplement to the Indenture to provide for or add guarantors with respect to the Series of any series;

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, each Guarantor and the Trustee hereby agree as follows for the equal and ratable benefit of the holders of the Securities:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Supplemental Indenture shall have the respective meanings specified in this Section. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital stock or other ownership interests, whether now outstanding or issued after the date hereof, including, without limitation, all Common Stock and Preferred Stock.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the date hereof, including, without limitation, all series and classes of such common stock.

“Guarantee” means the guarantee of the Securities by a Guarantor pursuant to this Supplemental Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference stock, whether now outstanding or issued after the date hereof, including, without limitation, all series and classes of such preferred or preference stock.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of all votes represented by all classes of outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned” means with respect to any Subsidiary of any person, such Subsidiary if all of the outstanding Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such person.

ARTICLE 2

GUARANTEES

Section 2.01. The Guarantees. Subject to the provisions of this Article, each Guarantor hereby irrevocably, fully and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

Section 2.02. Guarantee Unconditional. The obligations of each Guarantor hereunder with respect to a series of Securities are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under the Indenture or such Security, by operation of law or otherwise;

(b) any modification or amendment of or supplement to the Indenture or such Security;

(c) any change in the corporate existence, structure or ownership of the obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in the Indenture or such Security;

(d) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Issuer, the Trustee, any other Guarantor or any other Person, whether in connection with the Indenture or an unrelated transaction, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity, irregularity or unenforceability relating to or against the Issuer for any reason of the Indenture or such Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on such Security or any other amount payable by the Issuer under the Indenture; or

(f) any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 2.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of and interest on the Securities of each series and all other amounts payable by the Issuer under the Indenture have been paid in full. If at any time any payment of the principal of or interest on any Security or any other amount payable by the Issuer under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 2.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 2.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that the Issuer may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer under the Indenture or under the such Securities remains unpaid.

Section 2.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under the Indenture or a series of Securities is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the applicable trustee or the applicable holders of such Securities.

Section 2.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, each Guarantor hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law. To effectuate that intention, the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law.

Section 2.08. Execution and Delivery of Guarantee. The execution by each Guarantor of this Supplemental Indenture evidences the Guarantee of such Guarantor and constitutes due delivery of the Guarantees set forth in this Supplemental Indenture on behalf of each Guarantor with respect to the Outstanding Securities. The execution by each Guarantor of this Supplemental Indenture evidences the Guarantee of such Guarantor with respect to any New Security, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of such New Security. The delivery of any New Security by the Trustee after authentication constitutes due delivery of the Guarantees set forth in this Supplemental Indenture on behalf of each Guarantor.

Section 2.09. Release of Guarantee. This Guarantee of a Guarantor will terminate upon

(a) A sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to a Guarantor or a Person who, prior to such sale or other disposition, is an affiliate of a Guarantor), provided that this clause (a) shall not be applicable to Parent; or

(b) Defeasance or discharge of the Securities, as provided in the Indenture.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Date and Time of Effectiveness. This Supplemental Indenture shall become a legally effective and binding instrument at and as of the date hereof.

Section 3.02. Supplemental Indenture Incorporated Into Indenture. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Securities. The Original Indenture is hereby incorporated by reference herein and the Original Indenture, as supplemented by this Supplemental Indenture, is in all respects adopted, ratified and confirmed.

Section 3.03. Outstanding Securities Deemed Conformed. As of the date hereof, the provisions of the Outstanding Securities shall be deemed o be conformed, without the necessity for any reissuance or exchange of such Outstanding Security or any other action on the party of the holders of Outstanding Securities, the Issuer or the Trustee, so as to reflect this Supplemental Indenture.

Section 3.04. Separability. In case any provision in this Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.05. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

Section 3.06. Successors. Subject to Section 2.09 hereof, all agreements of the Issuer, the Guarantors and the Trustee in this Supplemental Indenture and in the Indenture shall bind their respective successors.

Section 3.07. New York Law to Govern. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

Section 3.08. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 3.09. Effect Of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties have caused this Supplemental Indenture to be duly executed, all as of the first date written above.

NBCUNIVERSAL MEDIA, LLC

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President

Attest:

By:	/s/ Arthur R. Block

COMCAST CORPORATION

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President and Treasurer

Attest:

By:	/s/ Arthur R. Block

COMCAST CABLE COMMUNICATIONS, LLC

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President and Treasurer

Attest:

By:	/s/ Arthur R. Block

COMCAST MO GROUP, INC.

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President and Treasurer

Attest:

By:	/s/ Arthur R. Block

COMCAST CABLE HOLDINGS, LLC

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President and Treasurer

Attest:

By:	/s/ Arthur R. Block

COMCAST MO OF DELAWARE, LLC

By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President and Treasurer

Attest:

By:	/s/ Arthur R. Block

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President